                                  EXHIBIT 10.9
                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT, made and entered into as of the 30th day of July, 1992, by and among UNUM CORPORATION, a corporation incorporated and existing under the laws of the State of Delaware ("UNUM"), DUNCANSON & HOLT, INC., a corporation incorporated and existing under the laws of the State of New York ("Employer"), and Thomas G. Brown, an individual residing in the State of New York ("Employee");

                                   WITNESSETH:

          WHEREAS, Employee has heretofore been a stockholder, director, officer and employee of Employer; and

          WHEREAS, pursuant to a Stock Purchase Agreement dated May 8, 1992 to which UNUM and Employee, among others, are parties (the "Purchase Agreement"), UNUM has purchased all of the issued and outstanding shares of all classes of capital stock of Employer; and

          WHEREAS, pursuant to the Purchase Agreement and as a condition to the Closing thereunder, Employee is to be employed by Employer upon the terms and conditions hereinafter set forth and, by virtue of such employment, Employee will render services and make other contributions of a valuable and unique nature to Employer; and

          WHEREAS, Employee's prior position of responsibility with Employer has given him, and his position with Employer hereafter will give him, access to and familiarity with the confidential information, trade secrets and proprietary business methods of Employer and UNUM including but not limited to one or more of the following: operating techniques, marketing programs, administrative organization, specific computer software technology, customer relationships and relationships with Pool Participants of Employer, the Pools and UNUM (as those terms are hereinafter defined); and

          WHEREAS, Employer and UNUM would be irreparably injured, and the goodwill of Employer and UNUM would be irreparably damaged, if Employee were to disclose (otherwise than as permitted by this Employment Agreement) any of the trade secrets, confidential information and proprietary business methods of Employer and UNUM which Employee has acquired and will acquire in his position of responsibility with Employer, or if Employee were to solicit Pool Participants or customers of Employer or UNUM Pool Participants in competition with the business of Employer or UNUM or if Employee were otherwise to impair the goodwill of Employer or UNUM; and

          WHEREAS, Employer desires to employ Employee and Employee desires to accept employment with Employer under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DUTIES OF EMPLOYEE. Employer hereby employs Employee as the Chairman, President and Chief Executive Officer of Employer. Employee will perform the duties of such offices and such other duties for Employer as directed from time to time by the Board of Directors of Employer (the "Board"), including, without limitation, participation in the evaluation of Employer's services and in the planning and evaluation of future products and services and market opportunities. The precise duties of Employee may be extended or curtailed by the Board; provided, that: (a) such duties as changed shall be commensurate with the position recited above in which Employee serves under this Agreement and for senior vice presidents of UNUM Life Insurance Company of America and (b) Employee shall have no obligation or duty to relocate his place of employment outside the greater New York metropolitan area. UNUM agrees to vote to elect Employee to serve on the Board during the term of this Agreement.

          2. PERFORMANCE OF DUTIES. Employee hereby accepts such employment and agrees with Employer that: (a) he will undertake and perform the stated duties in accordance with the supervision and direction of the Board and subject to the performance standards mutually agreed upon by Employee and the Board at the beginning of each year; (b) he will diligently and faithfully devote all of his business time, attention, knowledge, experience and skills and his best efforts to the performance of all such duties and to the business activities of Employer and, if requested, UNUM, and (c) he will not engage in any other occupation, employment or business activity, whether or not for gain, profit or other pecuniary advantage, without the express written consent of the Board; provided, however, that this provision shall not be construed to prevent Employee from investing his assets in any enterprise in such form or manner as does not violate any other provision of this Agreement and will not require the rendering of any substantial services by Employee.

          Employee agrees that this Employment Agreement supersedes all prior employment agreements, arrangements or understandings with Employer, all of which are hereby terminated, and Employee hereby releases any and all claims, causes of actions, rights or privileges of any kind or nature whatsoever under or arising out of all such agreements, arrangements or understandings. Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and that he has no prior or other obligations or commitments of any kind to anyone which would in any way conflict, hinder or interfere with his acceptance of, or the full performance of, his obligations hereunder.

          Employee agrees to serve as a Director of Employer when elected.

          3.   COMPENSATION.

               (a) BASE SALARY. In consideration of the covenants of Employee hereunder, during the term of this Agreement, Employee shall be paid Three Hundred Thousand Dollars ($300,000.00) per year, payable in equal installments over twenty-six (26) regular pay periods ("Base Salary"). After March 31, 1994, Employee's Base Salary may be increased (but not decreased) by the Board based upon Employee's annual salary review in accordance with UNUM's general policies.

               (b) EMPLOYEE BENEFITS. As additional compensation during the term of this Agreement, Employee will receive the employee benefits which Employer provides for its officers generally. In addition, Employee shall have the use of a company car and driver reasonably satisfactory to Employee, and the choice of travel and accommodation arrangements for business travel.

               (c) BONUS COMPENSATION. In addition to the foregoing, Employee shall be entitled to participate in the following in accordance with the respective terms thereof: (i) Employer's Underwriting Management Incentive Plan, (ii) Employer's Pool/Retrocession Participation Incentive Plan, and
(iii) a specially designed annual incentive plan (AIP) having the principal features outlined on Schedule 1 attached hereto. Employee shall also receive for the term hereof 2% of annual profit commissions earned by Employer in each fiscal year (based on the audited annual financial statements for such year used for purposes of awards made under the Underwriting Management Incentive Plan), and shall be eligible for UNUM's senior management long-term incentive plans, including the stock option and restricted stock plans at the next grant date.

               (d) COMPENSATION FOR EMPLOYEE COVENANTS. As additional consideration for Employee's covenants contained in Section 5 below, and in addition to the compensation payable under Sections 3 (a), (b) and (c) above, Employee shall be paid Two Hundred Thousand Dollars ($200,000.00) at the end of each calendar quarter over the term of this Agreement.

               (e) INCOME TAX WITHHOLDING AND REPORTING. All compensation payable hereunder shall be subject to withholding for appropriate items, including Federal, State and local income taxes, FICA, FUTA, voluntary contribution and other payroll deductions. All salary, bonuses and other compensation payable hereunder and deductible by Employer and all non-competition payments made to Employee by Employer shall be reported as ordinary income for Federal income tax purposes.

               (f) JOINT AND SEVERAL LIABILITY. UNUM and Employer shall be jointly and severally liable for amounts to be paid Employee under this Agreement.

          4. TERM OF AGREEMENT; TERMINATION. This Agreement shall continue in full force and effect until the fifth anniversary of the date hereof unless terminated earlier as follows:

               (a) BREACH BY EMPLOYER; TERMINATION WITHOUT CAUSE. Employee may, upon sixty (60) days prior written notice to Employer, terminate this Agreement in the event Employer materially breaches or defaults under any of the terms or conditions of this Agreement (and such breach or default, if reasonable conducive to being cured, is not cured within thirty (30) days after receipt of notice of breach from Employee). Employer may at any time terminate Employee without cause.

               (b) EMPLOYEE'S REMEDIES. Upon termination of this Agreement by Employee or Employer pursuant to Subsection 4(a): (i) Employee's obligations under Section 1 and 2 shall cease; (ii) Employer's obligation to provide to Employee the compensation set forth in Section 3(a) shall continue through the fifth anniversary of the date hereof as if Employee continued as an employee hereunder and no such termination occurred; (iii) Employer's obligation to provide to Employee the compensation set forth in Section 3(c) shall cease;
(iv) Employer shall pay Employee $750,000 at the end of each year for the remaining term of this Agreement, except that, in the year in which any such termination occurs, such payment shall be reduced by any bonus compensation already paid under Section 3(c) for that year; (v) Employee shall continue to receive the employee benefits referred to in Section 3(b) to the extent permitted under the terms and conditions of the applicable plans; and (iv) Employer shall continue to pay Employee the payments set forth in Section 3(d), and Employee shall continue to be bound by the covenants set forth in Section 5(c), through the fifth anniversary of the date hereof plus two years.

               (c) BREACH BY EMPLOYEE; VOLUNTARY TERMINATION BY EMPLOYEE. Employer or UNUM may, upon sixty (60) days prior written notice to Employee, terminate this Agreement in whole or in part in the event Employee: (i) knowingly and materially breaches or defaults under any of the material representations, warranties, terms and conditions of the Purchase Agreement or any Ancillary Agreement (as defined in the Purchase Agreement) to which Employee is a party (and such breach or default, if reasonably conducive to being cured, is not cured within thirty (30) days after receipt of notice of breach from Employer); (ii) knowingly and materially breaches or defaults under any of the representations, warranties, terms or conditions of this Agreement (and such breach or default, if reasonably conductive to being cured, is not cured within thirty (30) days after receipt of notice of breach from Employer) including, without limitation, the material failure of Employee to perform the duties and obligations under Section 1 of this Agreement in accordance with the performance standards described in Section 2 hereof (determined after giving due consideration to historical performance of Employee); (iii) violates the reasonable directions of the Board (and such violation, if reasonably conducive to being cured, is not cured within thirty (30) days after receipt of notice of the violation from Employer); (iv) is convicted of a felony under Federal, State or local laws; or (v) conducts himself in a manner which materially harms or causes material injury to the reputation or goodwill of Employer or UNUM or both. Employee may voluntarily terminate his employment under this Agreement at any time.

               (d) EMPLOYER'S REMEDIES. Upon termination of this Agreement by Employer for Employee's breach pursuant to clauses (i) through (v) of Subsection 4(c), Employer's obligations to provide to Employee the compensation and other benefits set forth in Section 3(a), (b), (c) and (d) shall cease immediately upon such termination; provided, that: (i) Employer may continue to make the payments set forth in Section 3(d) above at Employer's option for any period of time, and, in such event, Employee shall remain obligated to perform the covenants under Section 5(c) for the length of such period plus two years; and (ii) in the event Employer elects not to continue such payments, Employee shall remain bound to perform the covenants under Section 5(c) for a period of two years following termination.
In the event Employee voluntarily terminates his employment, the same conditions as stated above shall apply; except that, in the event Employee voluntarily terminates his employment prior to the second anniversary of this Agreement, Employer's obligation to make payments under Section 3(d) shall immediately cease and Employer may stop making such payments (in which event Employee shall continue to remain obligated under Section 5(c) for two years) or Employer may continue to make payments set forth in Section 3(d) above at Employer's option for any period of time and, in such event Employee shall remain obligated under
Section 5(c) for the length of such period plus two years; and, in the event Employee voluntarily terminates his employment on a date after the second anniversary of this Agreement, Employee shall continue to receive payments under
Section 3(d) for the balance of the term of this Agreement, and shall continue to be bound by his obligations under Section 5(c) through the fifth anniversary of this Agreement plus two years.

               (e) DEATH OF EMPLOYEE. This Agreement shall terminate immediately upon the death of Employee. If this Agreement is terminated because Employee dies, Employee's estate will continue to receive the compensation set forth in Section 3(a) of this Agreement until the final day of the month in which his death occurs, and Section 3(c) and 3(b) of this Agreement, to the extent provided under the terms and conditions of the applicable plans.

               (f) SURVIVAL OF OBLIGATIONS. It is expressly understood and agreed that termination of this Agreement in whole or in part shall not deprive the parties hereto of any rights nor release them of any obligations which under the terms and provisions of this Agreement are to survive such termination, including, by way of example and not limitation, the rights and obligations of Employee set forth in Section 5 of this Agreement.

          5. COVENANTS OF EMPLOYEE. In consideration of the covenants of Employer set forth herein, particularly, the compensation terms as set forth in
Section 3, Employee hereby covenants, represents and warrants that:

               (a) ACKNOWLEDGEMENT. He has read carefully all of the terms and provisions of this Section 5, given careful consideration to the restrictions imposed upon him hereby and agrees that the same are reasonable with respect to the subject matter thereof and are necessary for the reasonable and proper protection of the confidential information, legitimate business interests and goodwill of Employer and UNUM. He acknowledges that Employer and UNUM have agreed to enter into this Agreement, in part, in reliance on the representations, agreements, and covenants of Employee to abide by and be bound by such terms and provisions of Section 5 of this Agreement. All references to UNUM or Employer, as the case may be, in this Agreement shall mean and include each direct and indirect subsidiary thereof (other than Employer and its direct or indirect subsidiaries in the case of a reference to UNUM).

               (b)  DISCLOSURE OF CONFIDENTIAL INFORMATION.

                    (i) Employee acknowledges that the nature of the business of Employer and UNUM is such that information, data, "know-how," plans, studies, procedures and processes of the kinds described in this Section 5(b) ("Confidential Information") are sufficiently secret to derive economic value, actual or potential, from not being generally known to other persons who can obtain economic value from disclosure or use thereof, and are therefore of a confidential and proprietary nature, and that each of the categories set forth in Section 5(b) (ii) and 5(b) (iii), separately as well as collectively, contain in whole or in part information considered by UNUM and Employer to be trade secrets. Accordingly, Employee agrees that, subject to the exceptions set forth below, he shall not for the period specified, directly or indirectly, reveal, divulge, publish or otherwise make known to any other person, firm, association, corporation, partnership or other legal entity (a "Third Party") and shall not use or permit any Third Party within his control, authority or under his supervision to use any Confidential Information, whether of a technical or commercial nature: (A) unless specifically authorized to do so in writing by the Board with respect to Employer or by duly authorized action of an executive officer of UNUM with respect to UNUM, (B) unless the specific item of Confidential Information becomes generally available to the public without violation of this Agreement or any other confidentiality agreement among Employee, Employer or UNUM or any other confidentiality agreement to which Employee is a party, (C) unless such disclosure is compelled by law, in which event Employee agrees to give UNUM immediate written notice of any disclosure to be made pursuant to this Subsection (C), and Employee shall, at Employer's expense, cooperate fully with Employer to obtain protective orders, confidential treatment or other such protective action as may be available to preserve the confidentiality of the information required to be disclosed, or (D) unless and to the extent that disclosure of any such Confidential Information is (I) necessary and appropriate in connection with the submission of bids by Employer in the ordinary course of business or (II) required pursuant to Employer's marketing efforts directed at specific clients or prospective clients, offers to allow inspection of its systems or services to potential clients or licensees of Employer or the provisions of services to existing clients in the ordinary course of business.

                    (ii)  Employee agrees that he shall be obligated under
Section 5(b) (i) for the term of this Agreement with Company plus three (3) years with respect to any of the following types of information: pricing, underwriting, actuarial analyses, claims criteria, operating procedures, techniques, systems and methods employed by Employer or any Pool, general information relating to past, present and prospective participants in the reinsurance pools and reinsurers of such pools of the Employer and its subsidiaries ("Pool Participants"), ceding insurance company clients of Employer and its subsidiaries or, customers or treaty holders of Employer or UNUM, general information concerning employees of Employer and UNUM, other commercial "know-how" relating to the business of Employer and UNUM, record keeping techniques, current expansion plans, general overviews of contemplated products or services and generally, without limiting the foregoing, any information not available to the public generally and pertaining to the business or financial operations of Employer and UNUM, as now or hereafter conducted.

                    (iii) Employee agrees that the Board, with respect to Employer, or duly authorized executive officer of UNUM, with respect to UNUM, shall have the right, in the reasonable exercise of its or his discretion, to designate information or data as Confidential Information.

                    (iv) Employee further agrees not to copy, reproduce, record, make facsimiles, duplicate in any fashion, abstract, summarize, remove, use, keep or otherwise improperly deal in or with any papers, records, reports, books, manuals, electronic media or written or recorded information of any kind, or any other property of any kind owned or used in Employer's or UNUM's business, transferred to Employer or UNUM or hereafter owned or used by Employer or UNUM, except as required in furtherance of the business of Employer or UNUM or as may be expressly permitted in writing by the Board with respect to Employer or by duly authorized action of an executive officer of UNUM with respect to UNUM. Employee shall surrender all such materials to Employer or UNUM immediately upon the request of Employer or UNUM.

               (c) COVENANT NOT TO COMPETE. Employee agrees that, unless otherwise authorized in writing by the Board with respect to Employer, or by duly authorized action of an executive officer of UNUM with respect to UNUM, he will not, during the term of this Agreement plus two (2) years from the date of the termination thereof (regardless of the reason for such termination):

                    (i) engage, either directly or indirectly, as an officer, director, employee, agent, consultant, shareholder, owner, partner or principal, or in any other capacity, in a business venture (the "Venture") which competes directly or indirectly with UNUM or Employer in the business described below in Subsection 5(e) within the United States, Canada, the United Kingdom, Malaysia, Japan, and any other country in which Employer or UNUM then conducts such business or has made material preparations to conduct such business;

                    (ii) in any manner solicit, induce or attempt to induce, or assist others to solicit, induce or attempt to induce, any Pool Participant, customer, client, purchaser, supplier, employee, agent, representative or other person associated with the Company at such time or, in the case of any Pool Participant or customer, in the prior year, to terminate its, his or her association with UNUM or Employer, or in any other manner, directly or indirectly, interfere with any relationship between UNUM or Employer and any such person; or

                    (iii) hire or attempt to hire, either directly or indirectly, any individual employed by UNUM or Employer during their employment or for a period of six (6) months (or, in the case of members of the Executive Committee of Employer at the date hereof, one year) following said employee's cessation of such employment.

               (d) Nothing in this Section 5 shall prohibit Employee from being a passive owner in the aggregate of not more than five per cent (5%) of the outstanding stock of any class of a corporation which is publicly traded, provided that Employee does not actively participate in any capacity or in any manner in the business or affairs of such corporation.

               (e) The business subject to this Section 5 shall be the business of Employer as conducted by Employer during the term of this Agreement and any business of UNUM of a substantially similar nature or related to the business of the Employer and shall include, but not be limited to the following activities.

                    (i) The underwriting, offering, marketing and/or selling of reinsurance products and services; and the management of reinsurance and retrocession pools, including without limitation pools operating in the accident and health, kidnap and ransom, contingency, London Market excess and other accident and health reinsurance and retrocession business. For purpose of this subsection, "accident and health reinsurance" includes but is not limited to the following types of reinsurance: special risk, disability, medical and long term care;

                    (ii) any activities for which Employer provides or has provided services to UNUM; and

                    (iii) any activities with respect to which Employee possesses Confidential Information obtained from UNUM.

          This Section 5 shall apply with respect to the business as conducted by Employer with any Pool Participant, any customer of UNUM, Employer, or any Pool or any other entity or persons with which Employee has done business on behalf of Employer or UNUM.

               (f)  INVENTIONS, DISCOVERIES, IDEAS.

                    Employee agrees to promptly disclose in writing to Employer (and to no one else) all improvements, discoveries, ideas, developments, designs, techniques, methods and inventions (hereinafter referred to as "Inventions") made or conceived alone or in conjunction with others while in the employment of Employer, if resulting from or related to such employment (whether or not copyrightable or patentable, whether or not made or conceived at the request of Employer during or out of usual hours of work or in or about the premises of Employer or elsewhere, and whether made or conceived prior or subsequent to the execution of this Agreement). Any and all such Inventions shall be the sole and exclusive property of Employer and are hereby assigned to Employer, its successors and assigns, including any and all copyright or patent rights inherent therein. At the request of Employer and at Employer's cost, Employee will assist Employer, or any person or persons from time to time designated by Employer, in preparing and prosecuting applications for letters patent of the United States and such foreign countries as Employer may select or for copyright protection in Employer's name or to take such other action as is deemed necessary to vest, perfect, or maintain in Employer all right, title and interest in and to such Inventions, or to defend the same, in the United States or in such other country or countries as may be designated by Employer. In connection therewith, Employee agrees to execute such applications, statements or other documents, furnish such information and data and take all such other action (including, but not limited to, the giving of testimony) as Employer may from time to time reasonably request at Employer's sole expense.

               (g)  REMEDIES FOR BREACH.

                    (i) Employee agrees and acknowledges that money damages may not be an adequate remedy for his breach of any of the provisions of Subsection
(b), (c), or (f) of this Section 5; therefore, in the event of the breach by Employee of any of the provisions of Subsection (b), (c) or (f) of this Section, Employer or UNUM, or either of them, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of competent jurisdiction at law or equity, for specific performance or injunctive relief or both or other equitable relief in order to enforce or prevent any violations of the provisions hereof.

                    (ii) If, at the time of enforcement of this Agreement, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

               6. NO LIMITATION OR WAIVER OF RIGHTS. Each right, power or privilege of any party hereto specified or referred to in this Agreement is in addition to, and not a limitation of, any other rights, powers and privileges that such party may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing on the part of, nor any omission or delay by, such party with respect to the exercise of any right, power or privilege shall operate as a waiver of any other right, power or privilege, and such party may exercise each such right, power or privilege either independently or concurrently with the others, as often and in such order as such party desires.

               7. OTHER AGREEMENTS. The parties hereto understand and agree that this Agreement is conditioned upon the Closing under the Purchase Agreement, and that if the closing under the Purchase Agreement shall not occur, none of the parties hereunder shall have any obligation to any other party hereto and this Agreement shall have no force or effect.

               8. MODIFICATION. No term or provision hereof may be changed, modified, terminated or discharged, in whole or in part, except by a writing which is dated and signed by all parties hereto. No waiver of any of the provisions or conditions of this Agreement or of any of the rights, powers or privileges of a party hereto shall be effective or binding unless in writing and signed by the party claimed to have given or consented to such waiver.

               9. INVALIDITY OF TERMS. it is mutually understood and agreed that, except for Sections 1 and 2 of this Agreement, all agreements and covenants contained herein are severable and that, in the event or to the extent any of them, with the exception of said Sections 1 and 2, shall be held to be invalid in whole or in part by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants, or portions thereof, were not contained herein.

               10. BINDING EFFECT OF PROVISIONS; ASSIGNMENT. The terms and provisions of this Agreement shall be binding on and inure to the benefit of Employee, his heirs at law, legatees, executors, administrators and other legal representatives, transferees, successors and permitted assigns and shall be binding on and inure to the benefit of Employer and UNUM, their respective subsidiaries and affiliates, and their respective successors and assigns. Employee may not assign, pledge or encumber in any way all or any part of his interest under this Agreement without the prior written consent of Employer. This Agreement shall not be assignable by Employer other than to UNUM or a UNUM affiliate without Employee's prior written consent. If Employee gives such consent, the assignee shall assume all Employer's obligations hereunder, but such assignment shall not relieve UNUM of any of its obligations under Section 3(f).

               11. APPLICABLE LAW. This Agreement shall be construed in all respect in accordance with and shall be governed by the laws of the State of New York (without giving effect to the principles of conflict of laws thereof).

               12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               13. CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of, or effect the construction or interpretation of any provision of, this Agreement.

               14. SERVICE OF NOTICES. Any notice, instrument or communication required or permitted under this Agreement shall be deemed to have been effectively given and made if in writing and if served either by personal delivery to the party for whom it is intended, or by being deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail, addressed to the party for whom it is intended at the address shown on this Agreement, or at such other address as may be hereafter from time to time submitted in writing by any party to the other party or parties in accordance with Section 8 hereof.

               If to Employee:

                    Thomas G. Brown
                    One Hillview Court
                    Peekskill, New York  10566

               With a copy to:

                    Richards Spears Kibbe & Orbe
                    140 Broadway, 21st Floor
                    New York, New York  10005
                    Attn:  William Q. Orbe, Esquire

               If to Employer or to UNUM:

                    UNUM Corporation - Legal Division
                    2211 Congress Street
                    Portland, Maine  04122
                    Attn:  Dale J. Denno, Esquire

               With a copy to:

                    Bryan Cave
                    700 Thirteenth Street, N.W.
                    Suite 700
                    Washington, D.C.  20005
                    Attn:  Thomas F. Dowd, Esquire

               15. Notwithstanding any provision of this Agreement to the contrary, Employee is authorized and permitted (and such shall not constitute a violation of any provision of this Agreement) to be a director of the Preferred Life Insurance Company of New York and of Trafalgar Underwriting of London, and to be a director and officer of, and hold an ownership interest in, Rochdale Insurance Company and its parent, and Legend Insurance Company and its parent, and to conduct all business as heretofore conducted by such entities and such business as contemplated by the Ancillary Agreements (including the Participation Agreements); provided, that Employee shall not devote any business time to the business and affairs of those entities.

          IN WITNESS WHEREOF, Employee has executed this Agreement and Employer and UNUM have caused this Agreement to be executed by their respective duly authorized representative as of the date and year first above written.

In the presence of:                     EMPLOYEE:



/s/ Kevin P. Walker                     /s/ Thomas G. Brown
-----------------------------           -----------------------------------
                                        Thomas G. Brown


                                        Duncanson & Holt, Inc.


/s/ Thomas G. Brown                By:  /s/ Kevin P. Walker
-----------------------------           -----------------------------------
                                        Kevin P. Walker
                                        Chief Financial Officer,
                                        Treasurer and Secretary


                                   UNUM CORPORATION


/s/ Joan Sarles Lee                By:  /s/ W. Francis Brennan
-----------------------------           -----------------------------------
                                        W. Francis Brennan
                                        Executive Vice President

                                   SCHEDULE 1
                                       TO
                              EMPLOYMENT AGREEMENT

          Employee shall be eligible to participate in UNUM's Annual Incentive Plan (AIP) program according to the terms thereof, subject to the following specific terms and modifications:

          1. Awards to Employee under the AIP will depend on the achievement by UNUM Corporation of specified, targeted financial results as measured by Net Earnings Per Share, and on the criteria set forth in Paragraph 4 below. The term "Net Earnings Per Share" is defined, for any fiscal year of UNUM, as the income of UNUM Corporation for such fiscal year (as shown on UNUM's audited financial statements at the end of such fiscal year), after taking into account realized capital gains and losses, divided by the average number of issued and outstanding shares of UNUM Corporation as of the end of such fiscal year.

          2. The financial targets, for purposes of determining awards to Employee under AIP, will be set annually by the UNUM Board, and will include:

               (a) a "Minimum Threshold" for Net Earnings Per Share, below which no award will be made to Employee under the AIP;

               (b) a "Target threshold" for Net Earnings Per Share, the achievement of which will permit the Board to award Employee 20% of Employee's actual base salary earnings for the plan year under the AIP;

               (c) a "Maximum Threshold" for Net Earnings Per Share, the achievement of which will permit the Board to award Employee up to 40% of Employee's actual base salary earnings for the plan year under the AIP.

               For 1992, these financial targets are as follows:

               Threshold      Net Earnings Per Share
               ---------      ----------------------


               Minimum             $3.00
               Target              $3.32
               Maximum             $3.70


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          3.   The amount awarded in any year may range from 0 to 40% of
               Employee's actual base salary earnings, depending on the above criteria and those set forth in Paragraph 4 below. Employee's maximum award under the AIP in any year shall be 40% of actual base salary earnings.

          4. The amount of any award to Employee under the AIP shall be determined by, in addition to the achievement of the financial targets set forth above, a qualitative assessment of the performance of both UNUM and Employee over the relevant fiscal year. For 1992, this assessment will include consideration of Employee's support of vision and values, affirmative action efforts, corporate marketing strategy, teamwork and collaboration.

          5.   All awards under the AIP are subject to UNUM Board approval.

          6. Employee must be actively working for Employer at the time any award is made under the AIP.


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